This report is signed on behalf of the registrant (or depositor or trustee) in the City of Boston and State of Massachusetts on the 29th day of August, 2003



                                        JOHN HANCOCK VARIABLE
                                        ---------------------
                                        SERIES TRUST I
                                        --------------
                                        (Name of Registrant,
                                        depositor or trustee)




Witness: /s/ Arnold R. Bergman          By:  /s/ Raymond F. Skiba
         --------------------------        ---------------------------------
         Assistant Secretary               Treasurer














                                   Signatures